PLEDGE AND ESCROW AGREEMENT

THIS PLEDGE AND ESCROW AGREEMENT (“Agreement”) is made and entered into as of this 21st day of May, 2011, by and between CLENERGEN CORPORATION, a Nevada corporation (the “Company” or “Pledgor”) and TCA GLOBAL CREDIT MASTER FUND, LP, a Cayman Islands limited partnership (the “Secured Party”), with the joinder of DAVID KAHAN, P.A. (“Escrow Agent”).

RECITALS

WHEREAS, the Secured Party has made a loan (the “Loan”) to the Company in the amount of Three Hundred Thousand and No/100 Dollars ($300,000.00), which Loan is evidenced by that certain promissory note dated of even date herewith made and executed by the Company in favor of Secured Party in the original principal amount of Three Hundred Thousand and No/100 Dollars ($300,000.00) (such promissory note, as may be amended, restated, supplemented or renewed from time to time, the “Note”); and

WHEREAS, in order to secure the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all of the Company’s obligations to the Secured Party, or any successor to the Secured Party, under this Agreement or the Note (this Agreement, the Note and all other documents and instruments executed in connection therewith hereinafter collectively referred to as the “Transaction Documents”), the Company has agreed to irrevocably pledge to the Secured Party 5,000,000 shares of the Company’s common stock, $.001 par value per share (the “Pledged Shares”).

NOW, THEREFORE, in consideration of the mutual covenants, agreements, warranties, and representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Recitals.  The recitations set forth in the preamble of this Agreement are true and correct and incorporated herein by this reference.

2.           Pledge.  In order to secure the full and timely payment and performance of all of the Company’s obligations to the Secured Party under the Transaction Documents (the “Obligations”), the Pledgor hereby transfers, pledges, assigns, sets over, delivers and grants to the Secured Party a continuing lien and security interest in and to all of the following property of the Pledgor, both now owned and existing and hereafter created, acquired and arising (all being collectively hereinafter referred to as the “Collateral”) and all right, title and interest of the Pledgor in and to the Collateral, to-wit:

(a)           the Pledged Shares;

(b)           any certificates representing or evidencing the Pledged Shares;

(c)           any and all distributions thereon, and cash and non-cash proceeds and products thereof, including, but not limited to, all dividends, cash, income, profits, instruments, securities, stock dividends, distributions of capital stock of the Pledgor and all other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon conversion of the Pledged Shares, whether in connection with stock splits, recapitalizations, merger, conversions, combinations, reclassifications, exchanges of securities or otherwise; and

(d)           any and all voting and other rights, powers and privileges accruing or incidental to an owner of the Pledged Shares and the other property referred to in subsections 2(a) through 2(c) above.

3.           Transfer of Pledged Shares.  Simultaneously with the execution of this Agreement, the Pledgor shall, or shall cause the Company’s transfer agent to, deliver to the Escrow Agent: (i) the Pledged Shares and all certificates representing or evidencing the Pledged Shares in the name of the Secured Party, or otherwise together with undated, irrevocable and duly executed stock powers executed in blank by the Pledgor (including medallion guaranteed signatures, if required to duly and properly transfer the Pledged Shares); and (ii) all other property, instruments, documents and papers comprising, representing or evidencing the Collateral, or any part thereof, together with proper instruments of assignment or endorsement, as Secured Party may reasonably request or require, duly executed by the Pledgor (collectively, the “Transfer Documents”).  The Pledged Shares and other Transfer Documents (collectively, the “Pledged Materials”) shall be held by the Escrow Agent pursuant to this Agreement until the full payment and performance of all of the Obligations, or the termination or expiration of this Agreement.  In addition, all non-cash dividends, dividends paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution of the Company, instruments, securities and any other distributions, whether paid or payable in cash or otherwise, made on or in respect of the Pledged Shares, whether resulting from a subdivision, combination, or reclassification of the outstanding capital stock of the Company, or received in exchange for the Pledged Shares or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition, or other exchange of assets to which the Company may be a party or otherwise, or any other property that constitutes part of the Collateral from time to time, shall be immediately delivered or cause to be delivered by Pledgor to the Escrow Agent in the same form as so received, including, without limitation, any additional certificates representing any portion of the Collateral hereafter acquired by Pledgor, together with proper instruments of assignment or endorsement duly executed by the Pledgor.

4.           Security Interest Only.  The security interests in the Collateral granted to Secured Party hereunder are granted as security only and shall not subject the Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Pledgor with respect to any of the Collateral or any transaction in connection therewith.

5.           Record Owner of Collateral.  Secured Party shall have the right, in its sole and absolute discretion, to hold any stock certificates, notes, instruments or securities now or hereafter included in the Collateral in its own name or the name of its nominee.  In addition, the parties agree that the Pledged Shares, when issued in the name of the Secured Party and delivered to Escrow Agent, shall be deemed issued and held in the name of Secured Party as of the date of issuance in the name of Secured Party.  The Pledgor will promptly give to the Secured Party copies of any notices or other communications received by and with respect to Collateral registered in the name of the Pledgor.

6.           Rights Related to Pledged Shares.  Subject to the terms of this Agreement, unless and until an “Event of Default” (as hereinafter defined) under this Agreement shall occur:

(a)           Pledgor shall be entitled to exercise any and all voting and other rights, powers and privileges accruing to an owner of the Pledged Shares, or any part thereof, for any purpose consistent with the terms of this Agreement; provided, however, such action would not materially and adversely affect the rights inuring to Secured Party under the Note or this Agreement, or materially and adversely affect the remedies of the Secured Party under the Note or this Agreement, or the ability of the Secured Party to exercise same; and

(b)           the Secured Party shall execute and deliver to the Pledgor, or cause to be executed and delivered to the Pledgor, all such proxies, powers of attorney, and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights, powers and privileges which it is entitled to exercise pursuant to subsection 6(a) above.

Upon the occurrence of an Event of Default, all rights of the Pledgor in and to the Pledged Shares shall cease and all such rights shall immediately vest in Secured Party, as may be determined by Secured Party, although Secured Party shall not have any duty to exercise such rights or be required to sell or to otherwise realize upon the Pledged Shares, as hereinafter authorized, or to preserve the same, and Secured Party shall not be responsible for any failure to do so or delay in doing so.  To effectuate the foregoing, Pledgor hereby grants to Secured Party a proxy to vote the Pledged Shares for and on behalf of Pledgor, which proxy is irrevocable and coupled with an interest and which proxy shall be effective upon any Event of Default.  Such proxy shall remain in effect so long as the Obligations remain outstanding.  Pledgor hereby agrees that any vote by Pledgor in violation of this Section 6 shall be null, void and of no force or effect.  Furthermore, all dividends or other distributions received by the Pledgor shall be subject to delivery to Escrow Agent in accordance with Section 3 above, and until such delivery, any of such dividends and other distributions shall be received in trust for the benefit of the Secured Party, shall be segregated from other property or funds of the Pledgor and shall be forthwith delivered to Escrow Agent in accordance with Section 3 above.

7.           Release of Pledged Shares.  Upon the timely payment in full of all of the Obligations in accordance with the terms thereof, Secured Party shall notify the Escrow Agent in writing to such effect. Upon receipt of such written notice, the Escrow Agent shall return all of the Pledged Materials in Escrow Agent’s possession to the Pledgor, whereupon any and all rights of Secured Party in and to the Pledged Materials and all other Collateral shall be terminated.

8.           Representations, Warranties, and Covenants of the Pledgor.  The Pledgor hereby covenants, warrants and represents, for the benefit of the Secured Party, as follows:

(a)           Pledgor is the owner and holder of the Pledged Shares, free and clear of any liens, claims, charges or encumbrances of any nature whatsoever, other than as created by this Agreement.

(b)           The Pledged Shares have been duly authorized and are validly issued, fully paid and non-assessable, and are subject to no options to purchase, or any similar rights or to any restrictions on transferability.

(c)           Each certificate or document of title constituting the Pledged Shares is genuine in all respects and represents what it purports to be.

(d)           The Company has the requisite corporate power and authority to enter into this Agreement and the other Transaction Documents, and otherwise to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents have been duly authorized by all necessary action on the part of the Company. This Agreement and the other Transaction Documents each constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally.

(e)           The execution, delivery and performance of this Agreement and the other Transaction Documents, and the granting of the security interests contemplated hereby, will not: (i) constitute a violation of or conflict with the Certificate of Incorporation, Bylaws or any other organizational or governing documents of the Company; (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other person any rights of termination, amendment, acceleration or cancellation of, any provision of any contract or agreement to which the Company is a party or by which either of them may be bound; (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any order, writ, injunction, fine, citation, award, decree, or any other judgment of any governmental authority; (iv) constitute a violation of, or conflict with, any law, states, code, rule or regulation; or (v) result in the loss or adverse modification of, or the imposition of any fine, penalty or other lien, claim or encumbrance with respect to, any permit, license or authorization granted or issued to, or otherwise held by or for the use of, the Company or any of its assets. No consent or approval (including from stockholders or creditors of the Company) is required for the Company to enter into and perform its obligations under this Agreement or any other Transaction Documents.

(f)           By virtue of the execution and delivery of this Agreement and upon delivery to Escrow Agent of the Pledged Shares in accordance with this Agreement, Secured Party will have a valid and perfected security interest in the Collateral, subject to no prior or other lien, claim, charge, pledge, security interest or encumbrance of any nature whatsoever.  The Company further authorizes Secured Party to file any UCC financing statements, continuation statements and amendments thereto with respect to the security interests on the Collateral granted hereby, in such jurisdictions as may be requested or desired by the Secured Party.

(g)           The Company hereby agrees and acknowledges that as of the date of the execution of this Agreement, it has given to the Company’s transfer agent irrevocable instructions and has executed and delivered to the transfer agent all such other documents and instruments, and has paid any fees applicable thereto, required to have the transfer agent issue the certificates representing the Pledged Shares in the name of Secured Party, and the Company is not aware of any facts, circumstances, events or conditions that would hinder, delay, impair or prevent said transfer agent from issuing and delivering the certificates representing the Pledged Shares in the name of Secured Party to Escrow Agent by no later than a date that is three (3) business days from the date of this Agreement.  In the event the Escrow Agent has not received the certificates representing the Pledged Shares within said three (3) business day period, same shall be deemed an immediate Event of Default hereunder and under the Note.

(h)           The Company covenants, that for so long as this Agreement is in effect, the Company will defend the Pledged Shares and the priority of Secured Party’s security interests therein, at its sole cost and expense, against the claims and demands of all persons at anytime claiming the same or any interest therein.

(i)           From the date hereof until a date when all of the Obligations have been paid in full, the Company shall: (i) file in a timely manner all reports required to be filed under any state and federal securities laws and regulations applicable to the Company, or by the rules and regulations of any market where the Pledged Shares are then listed or traded; (ii) take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144, is publicly available; (iii) not terminate its status as an issuer required to file reports under applicable state and federal securities laws, or the rules and regulations promulgated thereunder; (iv) take all reasonable action under its control to maintain the continued listing, quotation and trading of its common stock on the listing, quoting and trading system or exchange where such common stock is traded as of the date hereof, and the Company shall comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority, Inc. and such other exchanges, as applicable. The Company shall promptly provide to Secured Party copies of any notices it receives from any governmental authority, exchange, agency or other party with respect to any material compliance or non-compliance with any of the foregoing requirements and obligations.

(j)           The Company shall at all times maintain its existence and good standing in the jurisdiction of its incorporation.

(k)           At its option, Secured Party may pay, for the Company’s account, any taxes (including documentary stamp taxes), liens, security interests, or other encumbrances at any time levied or placed on the Pledged Shares.  The Company agrees to reimburse Secured Party on demand for any payment made or expense incurred by Secured Party pursuant to the foregoing authorization.  Any such amount, if not promptly paid, shall constitute an Obligation secured hereby.

(l)           The Company acknowledges, represents and warrants that Secured Party is not an “affiliate” of the Company, as such term is used and defined under Rule 144 of the federal securities laws.

9.           Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(a)           Default under the Note.  The occurrence of an “Event of Default” (as defined in the Note) under the Note.

(b)           Covenants and Agreements.  The failure of the Company to perform, observe or comply with any and all of the material covenants, promises and agreements of the Company in any of the Transaction Documents.

(c)           Information, Representations and Warranties.  If any representation or warranty made herein or in any other Transaction Documents, or if any information contained in any financial statement, application, schedule, report or any other document given by the Company in connection with the Obligations, with the Collateral, or with the Transaction Documents, is not in all material respects true, accurate and complete, or if the Company omitted to state any material fact or any fact necessary to make such information not misleading.

10.           Rights and Remedies.

(a)           Upon and anytime after the occurrence of an Event of Default, the Secured Party shall have the right acquire the Pledged Shares and all other Collateral in accordance with the following procedure: (i) the Secured Party shall provide written notice of such Event of Default (the “Default Notice”) to the Escrow Agent, with a copy to the Company; (ii) as soon as practicable after receipt of a Default Notice, the Escrow Agent shall deliver the Pledged Shares along with the applicable Transfer Documents to the Secured Party.

(b)           Upon receipt of the Pledged Shares issued to the Secured Party, the Secured Party shall have the right to, without notice or demand to the Company: (i) sell the Pledged Shares and to apply the proceeds of such sales, net of any selling commissions, to the Obligations owed to the Secured Party by the Company under the Transaction Documents, including, without limitation, outstanding principal, interest, legal fees, and any other amounts owed to the Secured Party; and (ii) exercise in any jurisdiction in which enforcement hereof is sought, any rights and remedies available to Secured Party under the provisions of the Note, the other provisions of this Agreement or any other Transaction Documents, the rights and remedies of a secured party under the Uniform Commercial Code as then in effect in the State of Florida, and all other rights and remedies available to the Secured Party, under equity or applicable law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently.  In furtherance of the foregoing rights and remedies:

(i)           Secured Party may sell the Pledged Shares, or any part thereof, or any other portion of the Collateral, in one or more sales, at public or private sale, conducted by any agent of, or auctioneer or attorney for Secured Party, at Secured Party’s place of business or elsewhere, or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices, all as Secured Party may deem appropriate.  Secured Party may be a purchaser at any such sale of any or all of the Collateral so sold.  In the event Secured Party is a purchaser at any such sale, Secured Party may apply to such purchase all or any portion of the sums then due and owing by the Company to Secured Party under the Note, this Agreement, the other Transaction Documents or otherwise, and the Secured Party may, upon compliance with the terms of the sale, hold, retain and dispose of such property without further accountability to the Pledgor therefore.  Secured Party is authorized, in its absolute discretion, to restrict the prospective bidders or purchasers of any of the Collateral at any public or private sale as to their number, nature of business and investment intention, including, but not limited to, the restricting of bidders or purchasers to one or more persons who represent and agree, to the satisfaction of Secured Party, that they are purchasing the Collateral, or any part thereof, for their own account, for investment, and not with a view to the distribution or resale of any of such Collateral.

(ii)           Upon any such sale, Secured Party shall have the right to deliver, assign and transfer to each purchaser thereof the Collateral so sold to such purchaser.  Each purchaser (including Secured Party) at any such sale shall, to the full extent permitted by law, hold the Collateral so purchased absolutely free from any claim or right whatsoever, including, without limitation, any equity or right of redemption of the Pledgor, who, to the full extent that it may lawfully do so, hereby specifically waives all rights of redemption, stay, valuation or appraisal which they now have or may have under any rule of law or statute now existing or hereafter adopted.

(iii)           At any such sale, the Collateral may be sold in one lot as an entirety, in separate blocks or individually as Secured Party may determine, in its sole and absolute discretion.  Secured Party shall not be obligated to make any sale of any Collateral if it shall determine in its sole and absolute discretion, not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  Secured Party may, without notice or publication, adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, or any adjournment thereof, and any such sale may be made at any time or place to which the same may be so adjourned without further notice or publication.

(iv)           The Pledgor acknowledges that compliance with applicable federal and state securities laws (including, without limitation, the Securities Act of 1933, as amended, Blue Sky or other state securities laws or similar laws now or hereafter existing analogous in purpose or effect) might very strictly limit or restrict the course of conduct of Secured Party if Secured Party were to attempt to sell or otherwise dispose of all or any part of the Collateral, and might also limit or restrict the extent to which or the manner in which any subsequent transferee of any such securities could sell or dispose of the same.  The Pledgor further acknowledges that under applicable laws, Secured Party may be held to have certain general duties and obligations to the Pledgor, as pledgor of the Collateral, to make some effort toward obtaining a fair price for the Collateral even though the obligations of the Pledgor may be discharged or reduced by the proceeds of sale at a lesser price.  The Pledgor understands and agrees that Secured Party is not to have any such general duty or obligation to the Pledgor, and the Pledgor will not attempt to hold Secured Party responsible for selling all or any part of the Collateral at an inadequate price even if Secured Party shall accept the first offer received or does not approach more than one possible purchaser.  Without limiting their generality, the foregoing provisions would apply if, for example, Secured Party were to place all or any part of such securities for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of such securities for its own account, or if Secured Party placed all or any part of such securities privately with a purchaser or purchasers.

(c)           To the extent that the net proceeds received by the Secured Party are insufficient to satisfy the Obligations in full, the Secured Party shall be entitled to a deficiency judgment against the Company for such deficiency amount.  The Secured Party shall have the absolute right to sell or dispose of the Collateral, or any part thereof, in any manner it sees fit and shall have no liability to the Pledgor or any other party for selling or disposing of such Collateral even if other methods of sales or dispositions would or allegedly would result in greater proceeds than the method actually used. The Company shall remain liable for all deficiencies and shortfalls, if any, that may exist after the Secured Party has exhausted all remedies hereunder.

(d)           Each right, power and remedy of the Secured Party provided for in this Agreement or any other Transaction Document shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Secured Party of any one or more of the rights, powers or remedies provided for in this Agreement or any other Transaction Document, or now or hereafter existing at law or in equity or by statute or otherwise, shall not preclude the simultaneous or later exercise by the Secured Party of all such other rights, powers or remedies, and no failure or delay on the part of the Secured Party to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on the Company in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Secured Party to any other further action in any circumstances without demand or notice. The Secured Party shall have the full power to enforce or to assign or contract its rights under this Agreement to a third party.

(e)           In addition to all other remedies available to the Secured Party, upon the issuance of the Pledged Shares to the Secured Party after an Event of Default, the Company agrees: (i) take such action, prepare, distribute and/or file such documents and papers, pay such fees and obtain such opinions of counsel as are required or advisable in the opinion of Secured Party and/or its counsel, to permit, to the extent legally permissible at such time under applicable laws, the unrestricted sale of the Pledged Shares, whether at public sale, private sale or otherwise, including, without limitation, an opinion of counsel for the Company in form, substance and scope reasonably acceptable to Secured Party’s counsel, to the effect that, to the extent legally permissible at such time under applicable laws, a public sale or transfer of the Pledged Shares may be made without registration under the Securities Act of 1933 and the rules and regulations thereunder, and such other opinions as may be required to allow the Secured Party to sell the Pledged Shares under Rule 144 without any restrictions or volume limitations; (ii) to bear all costs and expenses of carrying out its obligations under this Section 8(e), which shall be a part of the Obligations secured hereby; and (iv) that there is no adequate remedy at law for the failure by the Company to comply with the provisions of this Section 8(e) and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this subsection may be specifically enforced.

11.           Concerning the Escrow Agent.

(a)           The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no implied duties or obligations shall be read into this Agreement against the Escrow Agent.  Escrow Agent agrees to release any property held by it hereunder (the “Escrowed Property”) in accordance with the terms and conditions set forth in this Agreement.

(b)           The Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner, and execution, or validity of any instrument deposited in this escrow, nor as to the identity, authority, or right of any person executing the same; and its duties hereunder shall be limited to the safekeeping of the Escrowed Property, and for the disposition of the same in accordance with this Agreement.  Escrow Agent shall not be deemed to have knowledge of any matter or thing unless and until Escrow Agent has actually received written notice of such matter or thing and Escrow Agent shall not be charged with any constructive notice whatsoever.

(c)           Escrow Agent shall hold in escrow, pursuant to this Agreement, the Escrowed Property actually delivered and received by Escrow Agent hereunder, but Escrow Agent shall not be obligated to ascertain the existence of (or initiate recovery of) any other property that may be part or portion of the Collateral, or to become or remain informed with respect to the possibility or probability of additional Collateral being realized upon or collected at any time in the future, or to inform any parties to this Agreement or any third party with respect to the nature and extent of any Collateral realized and received by Escrow Agent (except upon the written request of such party), or to monitor current market values of the Collateral.  Further, Escrow Agent shall not be obligated to proceed with any action or inaction based on information with respect to market values of the Collateral which Escrow Agent may in any manner learn, nor shall Escrow Agent be obligated to inform the parties hereto or any third party with respect to market values of any of the Collateral at any time, Escrow Agent having no duties with respect to investment management or information, all parties hereto understanding and intending that Escrow Agent’s responsibilities are purely ministerial in nature.  Any reduction in the market value or other value of the Collateral while deposited with Escrow Agent shall be at the sole risk of Pledgor and Secured Party.  If all or any portion of the Escrowed Property is in the form of a check or in any other form other than cash, Escrow Agent shall deposit same as required but shall not be liable for the nonpayment thereof, nor responsible to enforce collection thereof.

(d)           In the event instructions from Secured Party, Pledgor, or any other party would require Escrow Agent to expend any monies or to incur any cost, Escrow Agent shall be entitled to refrain from taking any action until it receives payment for such costs.  It is agreed that the duties of Escrow Agent are purely ministerial in nature and shall be expressly limited to the safekeeping of the Escrowed Property and for the disposition of same in accordance with this Agreement.  Secured Party and the Company, jointly and severally, each hereby indemnifies Escrow Agent and holds it harmless from and against any and all claims, liabilities, damages, costs, penalties, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature (collectively, the “Claims”), which it may incur or with which it may be threatened, directly or indirectly, arising from or in any way connected with this Agreement or which may result from Escrow Agent’s following of instructions from Secured Party or Pledgor, and in connection therewith, indemnifies Escrow Agent against any and all expenses, including attorneys’ fees and the cost of defending any action, suit, or proceeding or resisting any Claim, whether or not litigation is instituted, unless any such Claims arise as a result of Escrow Agent’s gross negligence or willful misconduct.  Escrow Agent shall be vested with a lien on all Escrowed Property under the terms of this Agreement, for indemnification, attorneys’ fees, court costs and all other costs and expenses arising from any suit, interpleader or otherwise, or other expenses, fees or charges of any character or nature, which may be incurred by Escrow Agent by reason of disputes arising between Pledgor, Secured Party or any third party as to the correct interpretation of this Agreement, and instructions given to Escrow Agent hereunder, or otherwise, with the right of Escrow Agent, regardless of the instruments aforesaid and without the necessity of instituting any action, suit or proceeding, to hold any property hereunder until and unless said additional expenses, fees and charges shall be fully paid. Any fees and costs charged by the Escrow Agent for serving hereunder shall be paid by the Company.

(e)           In the event Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from Secured Party, the Company or from third persons with respect to the Escrowed Property, which, in Escrow Agent’s sole opinion, are in conflict with each other or with any provision of this Agreement, Escrow Agent shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by Pledgor and Secured Party and said third persons, if any, or by a final order or judgment of a court of competent jurisdiction.  If any of the parties shall be in disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, at its sole discretion, deposit the Escrowed Property with a court having jurisdiction over this Agreement, and, upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully cease and terminate. The Escrow Agent shall be indemnified by the Pledgor and Secured Party for all costs, including reasonable attorneys’ fees, in connection with the aforesaid proceeding, and shall be fully protected in suspending all or a part of its activities under this Agreement until a final decision or other settlement in the proceeding is received.  In the event Escrow Agent is joined as a party to a lawsuit by virtue of the fact that it is holding the Escrowed Property, Escrow Agent shall, at its sole option, either: (i) tender the Collateral in its possession to the registry of the appropriate court; or (ii) disburse the Collateral in its possession in accordance with the court’s ultimate disposition of the case, and Secured Party and Pledgor hereby, jointly and severally, indemnify and hold Escrow Agent harmless from and against any damages or losses in connection therewith including, but not limited to, reasonable attorneys’ fees and court costs at all trial and appellate levels.

(f)           The Escrow Agent may consult with counsel of its own choice (and the costs of such counsel shall be paid by the Pledgor and Secured Party) and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall not be liable for any mistakes of fact or error of judgment, or for any actions or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(g)           The Escrow Agent may resign upon ten (10) days’ written notice to the parties in this Agreement.  If a successor Escrow Agent is not appointed by Secured Party and Pledgor within this ten (10) day period, the Escrow Agent may petition a court of competent jurisdiction to name a successor.

(h)           Conflict Waiver. The Pledgor hereby acknowledges that the Escrow Agent is counsel to the Secured Party in connection with the transactions contemplated and referred herein. The Pledgor agrees that in the event of any dispute arising in connection with this Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent the Secured Party and the Pledgor will not seek to disqualify such counsel and waives any objection Pledgor might have with respect to the Escrow Agent acting as the Escrow Agent pursuant to this Agreement.  Pledgor and Secured Party acknowledge and agree that nothing in this Agreement shall prohibit Escrow Agent from: (i) serving in a similar capacity on behalf of others; or (ii) acting in the capacity of attorneys for one or more of the parties hereto in connection with any matter.

12.           Increase in Obligations.  It is the intent of the parties to secure payment of the Obligations, as the amount of such Obligations may increase from time to time in accordance with the terms and provisions of the Note, and all of the Obligations, as so increased from time to time, shall be and are secured hereby.  Upon the execution hereof, Pledgor shall pay any and all documentary stamp taxes and/or other charges required to be paid in connection with the execution and enforcement of the Note and this Agreement, and if, as and to the extent the Obligations are increased from time to time in accordance with the terms and provisions of the Note, then Pledgor shall immediately pay any additional documentary stamp taxes or other charges in connection therewith.

13.           Irrevocable Authorization and Instruction to the Company.  Pledgor shall and hereby agrees to instruct its transfer agent to comply with any instruction received from Pledgor or from Secured Party in writing that: (i) states that an Event of Default under this Agreement exists; or (b) states any other facts, circumstances or matters related to the terms of this Agreement, without any other or further instructions from Pledgor, and Pledgor agrees that the transfer agent shall be fully protected in so complying with any such written instructions from Secured Party.

14.           Appointment as Attorney-in-Fact. Pledgor hereby irrevocably constitutes and appoints Secured Party and any officer or agent of Secured Party, with full power of substitution, as its true and lawful attorney-in-fact, with full irrevocable power and authority in the place and stead of Pledgor and in the name of Pledgor or in the name of Secured Party, from time to time in the discretion of Secured Party, so long as an Event of Default exists, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer. Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this Section 14. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Obligations are paid and performed in full.

15.           Continuing Obligation of Pledgor.  The obligations, covenants, agreements and duties of the Pledgor under this Agreement shall in no way be affected or impaired by: (i) the modification or amendment (whether material or otherwise) of any of the obligations of the Pledgor; (ii) the voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization, or other similar proceedings affecting the Pledgor; (iii) the release of the Pledgor from the performance or observance of any of the agreements, covenants, terms or conditions contained in this Agreement, under the Note, or under any other Transaction Documents, by the operation of law or otherwise, including, but not limited to, the release of the Pledgor’s obligation to pay interest or attorney's fees.

Pledgor further agrees that Secured Party may take other guaranties or collateral or security to further secure the Note, and consents that any of the terms, covenants and conditions contained in the Note may be, without Pledgor’s consent, renewed, altered, extended, changed or modified by Secured Party or may be released by Secured Party, without in any manner affecting this Agreement or releasing Pledgor herefrom, and without further consent of or notice to Pledgor, and Pledgor shall continue to be liable hereunder to pay and perform pursuant hereto, notwithstanding any such release or the taking of such other guaranties, collateral or security.  This Agreement is additional and supplemental to any and all other guarantees, security agreements or collateral heretofore and hereafter executed by Pledgor for the benefit of Secured Party, whether relating to the indebtedness evidenced by the Note or not, and shall not supersede or be superseded by any other document or guaranty executed by Pledgor or any other person, firm or entity for any purpose.  Pledgor hereby agrees that Pledgor and any additional parties who may become liable for repayment of the Note, may hereafter be released from their liability hereunder, thereunder and under the Note; and Secured Party may take, or delay in taking or refuse to take, any and all action with reference to the Note (regardless of whether same might vary the risk or alter the rights, remedies or recourses of Pledgor), including specifically the settlement or compromise of any amount allegedly due thereunder, all without notice to, consideration to or the consent of the Pledgor, and without in any way releasing, diminishing or affecting in any way the absolute nature of Pledgor’s obligations and liabilities hereunder.

No delay on the part of the Secured Party in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights.  Pledgor hereby waives any and all legal requirements, statutory or otherwise, that Secured Party shall institute any action or proceeding at law or in equity or exhaust its rights, remedies and recourses against Pledgor or anyone else with respect to the Note or any other instrument securing the Note, as a condition precedent to bringing an action against Pledgor upon this Agreement or as a condition precedent to Secured Party’s rights to sell the Pledged Shares.  Pledgor agrees that Secured Party may simultaneously maintain an action upon this Agreement and an action or proceeding upon the Note or any other agreement securing the Note.  All remedies afforded by reason of this Agreement are separate and cumulative remedies and may be exercised serially, simultaneously and in any order, and the exercise of any of such remedies shall not be deemed an exclusion of the other remedies and shall in no way limit or prejudice any other contractual, legal, equitable or statutory remedies which Secured Party may have in the Pledged Shares or any other Collateral.  Until the Obligations, and all extensions, renewals and modifications thereof, are paid in full, and until each and all of the terms, covenants and conditions of this Agreement are fully performed, Pledgor shall not be released by any act or thing which might, but for this provision of this Agreement, be deemed a legal or equitable discharge of a surety, or by reason of any waiver, extension, modification, forbearance or delay of Secured Party or any obligation or agreement between Pledgor or its successors or assigns, and the then holder of the Note, relating to the payment of any sums evidenced or secured thereby or to any of the other terms, covenants and conditions contained therein, and Pledgor hereby expressly waives and surrenders any defense to liability hereunder based upon any of the foregoing acts, things, agreements or waivers, or any of them.  Pledgor also waives any defense arising by virtue of any disability, insolvency, bankruptcy, lack of authority or power or dissolution of Pledgor, even though rendering the Note void, unenforceable or otherwise uncollectible, it being agreed that Pledgor shall remain liable hereunder, regardless of any claim which Pledgor might otherwise have against Secured Party by virtue of Secured Party's invocation of any right, remedy or recourse given to it hereunder, under the Note or any other instrument securing the Note.  In addition, Pledgor waives and renounces any right of subrogation, reimbursement or indemnity whatsoever, and any right of recourse to security for the Obligations of Pledgor to Secured Party, unless and until all of said Obligations have been paid in full to Secured Party.

16.           Miscellaneous.

(a)           Performance for Pledgor.  The Pledgor agrees and hereby authorizes that Secured Party may, in Secured Party’s sole discretion, but Secured Party shall not be obligated to, whether or not an Event of Default shall have occurred, advance funds on behalf of the Pledgor, without prior notice to the Pledgor, in order to insure the Pledgor’s compliance with any covenant, warranty, representation or agreement of the Pledgor made in or pursuant to this Agreement or the other Transaction Documents, to continue or complete, or cause to be continued or completed, performance of the Pledgor’s obligations under any contracts of the Pledgor, or to preserve or protect any right or interest of Secured Party in the Collateral or under or pursuant to this Agreement or the other Transaction Documents; provided, however, that the making of any such advance by Secured Party shall not constitute a waiver by Secured Party of any Event of Default with respect to which such advance is made, nor relieve the Pledgor of any such Event of Default. The Pledgor shall pay to Secured Party upon demand all such advances made by Secured Party with interest thereon at the highest rate set forth in the Note, or if none is so stated, the highest rate allowed by law.  All such advances shall be deemed to be included in the Obligations and secured by the security interest granted Secured Party hereunder; provided, however, that the provisions of this Subsection shall survive the termination of this Agreement and Secured Party’s security interest hereunder and the payment of all other Obligations.

(b)           Applications of Payments and Collateral.  Except as may be otherwise specifically provided in this Agreement or the other Transaction Documents, all Collateral and proceeds of Collateral coming into Secured Party’s possession may be applied by Secured Party (after payment of any costs, fees and other amounts incurred by Secured Party in connection therewith) to any of the Obligations, whether matured or unmatured, as Secured Party shall determine in its sole discretion.  Any surplus held by the Secured Party and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.  In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Party is legally entitled, the Company shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Note for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Secured Party to collect such deficiency.

(c)           Waivers by Pledgor.  The Pledgor hereby waives, to the extent the same may be waived under applicable law: (i) notice of acceptance of this Agreement; (ii) all claims and rights of the Pledgor against Secured Party on account of actions taken or not taken by Secured Party in the exercise of Secured Party’s rights or remedies hereunder, under the Note or under applicable law; (iii) all claims of the Pledgor for failure of Secured Party to comply with any requirement of applicable law relating to enforcement of Secured Party’s rights or remedies hereunder, under the Note or under applicable law; (iv) all rights of redemption of the Pledgor with respect to the Collateral; (v) in the event Secured Party seeks to repossess any or all of the Collateral by judicial proceedings, any bond(s) or demand(s) for possession which otherwise may be necessary or required; (vi) presentment, demand for payment, protest and notice of non-payment and all exemptions applicable to any of the Collateral or the Pledgor; (vii) any and all other notices or demands which by applicable law must be given to or made upon the Pledgor by Secured Party; (viii) settlement, compromise or release of the obligations of any person or entity primarily or secondarily liable upon any of the Obligations; (ix) all rights of the Pledgor to demand that Secured Party release debtors or other persons or entities liable on any of the Collateral from further obligation to Secured Party; and (x) substitution, impairment, exchange or release of any Collateral for any of the Obligations. The Pledgor agrees that Secured Party may exercise any or all of its rights and/or remedies hereunder, under the Note, this Agreement and under applicable law without resorting to and without regard to any Collateral or sources of liability with respect to any of the Obligations.

(d)           Waivers by Secured Party.  No failure or any delay on the part of Secured Party in exercising any right, power or remedy hereunder, under this Agreement, the Note or under applicable law, shall operate as a waiver thereof.

(e)           Secured Party’s Setoff.  Secured Party shall have the right, in addition to all other rights and remedies available to it, following an Event of Default, to set off against any Obligations due Secured Party, any debt owing to the Pledgor by Secured Party.

(f)           Modifications, Waivers and Consents.  No modifications or waiver of any provision of this Agreement or any other Transaction Documents, and no consent by Secured Party to any departure by the Pledgor therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given, and any single or partial written waiver by Secured Party of any term, provision or right of Secured Party hereunder shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver of any other right, power or remedy.  No notice to or demand upon the Pledgor in any case shall entitle Pledgor to any other or further notice or demand in the same, similar or other circumstances.

(g)           Notices.  All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Pledgor:	Clenergen Corporation
29 Harley Street
London WIG 9QR
Telephone: +44 207 291 1728
Facsimile: +44 207 457 3275
E-Mail: mquinn@clenergen.com

With a copy to:	Dennis O’Rourke
Moritt Hock & Hamroff LLP
400 Garden City Plaza
Garden City, New York 11530
Telephone: (516) 873-2000
Facsimile: (516) 873-2010
E-Mail: dorourke@moritthock.com

If to the Secured Party:	TCA Global Credit Master Fund, LP
1404 Rodman Street
Hollywood, FL 33020
Attn: Robert Press, Director
Telephone: (786) 323-1650
Facsimile: (786) 323-1651
E-Mail: bpress@trafcap.com

With a copy to:	David Kahan, P.A.
3125 W. Commercial Blvd., Suite 100
Ft, Lauderdale, FL 33309
Attn: David Kahan, Esq.
Telephone: (954) 548-3930
Facsimile: (954) 548-3910
E-Mail: david@dkpalaw.com

If to Escrow Agent:	David Kahan, P.A.
3125 W. Commercial Blvd., Suite 100
Ft, Lauderdale, FL 33309
Attn: David Kahan, Esq.
Telephone: (954) 548-3930
Facsimile: (954) 548-3910
E-Mail: david@dkpalaw.com

unless the address is changed by the party by like notice given to the other parties.  Notice shall be in writing and shall be deemed received: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address above, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day.  Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day.  Notwithstanding the foregoing, notice, requests or demands or other communications referred to in this Agreement may be sent by facsimile, by e-mail or other method of delivery, but shall be deemed to have been given only when the sending party has confirmed that the receiving party has received such notice.

(h)           Applicable Law and Consent to Jurisdiction.  This Agreement shall be construed in accordance with the laws of the State of Florida, without regard to the principles of conflicts of laws, except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Collateral are governed under the UCC or any other set of foreign, federal, state or local laws, rules and regulations, by the law of a jurisdiction other than the State of Florida, in which case such issues shall be governed by the laws of the jurisdiction governing such issues under the UCC or such other set of foreign, federal, state or local laws, rules and regulations.  The parties further agree that any action between them shall be heard in Miami-Dade County, Florida and expressly consent to the jurisdiction and venue of the State Court sitting in Miami-Dade County, Florida and the United States District Court for the Southern District of Florida for the adjudication of any civil action asserted pursuant to this Agreement. By its execution hereof, the Pledgor hereby irrevocably waives any objection and any right of immunity on the ground of venue, the convenience of the forum or the jurisdiction of such courts or from the execution of judgments resulting therefrom. The Pledgor hereby irrevocably accepts and submits to the jurisdiction of the aforesaid courts in any such suit, action or proceeding.

(i)           Survival: Successors and Assigns.  All covenants, agreements, representations and warranties made herein shall survive the execution and delivery hereof, and shall continue in full force and effect until all Obligations have been paid in full, there exists no commitment by Secured Party which could give rise to any Obligations and all appropriate termination statements have been filed terminating the security interest granted Secured Party hereunder.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party.  In the event that Secured Party assigns this Agreement and/or its security interest in the Collateral, Secured Party shall give written notice to the Pledgor of any such assignment and such assignment shall be binding upon and recognized by the Pledgor.  All covenants, agreements, representations and warranties by or on behalf of the Pledgor which are contained in this Agreement shall inure to the benefit of Secured Party, its successors and assigns. The Pledgor may not assign this Agreement or delegate any of its rights or obligations hereunder, without the prior written consent of Secured Party, which consent may be withheld in Secured Party’s sole and absolute discretion.

(j)           Severability.  If any term, provision or condition, or any part thereof, of this Agreement shall for any reason be found or held invalid or unenforceable by any court or governmental authority of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

(k)           Merger and Integration.  This Agreement and the other Transaction Documents contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein shall be valid or binding.

(l)           WAIVER OF JURY TRIAL. THE PLEDGOR HEREBY: (i) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY; AND (ii) WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE PLEDGOR AND/OR SECURED PARTY MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS AGREEMENT, THE NOTE AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS, OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO DEBTOR-CREDITOR RELATIONSHIP BETWEEN THE PARTIES.  IT IS UNDERSTOOD AND AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.  THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PLEDGOR AND THE PLEDGOR HEREBY AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  SECURED PARTY IS HEREBY AUTHORIZED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PLEDGOR AND/OR SECURED PARTY, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY.  THE PLEDGOR REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND/OR THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

(m)           Execution.  This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

(n)           Headings.  The headings and sub-headings contained in the titling of this Agreement are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.

(o)           Gender and Use of Singular and Plural.  All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

(p)           Further Assurances.  The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement, including, but not limited to, the execution and filing of UCC-1 Financing Statements in any jurisdiction as Secured Party may require.

(q)           Time is of the Essence. The parties hereby agree that time is of the essence with respect to performance of each of the parties’ obligations under this Agreement.  The parties agree that in the event that any date on which performance is to occur falls on a Saturday, Sunday or state or national holiday, then the time for such performance shall be extended until the next business day thereafter occurring.

(r)           Joint Preparation.  The preparation of this Agreement has been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

(s)           Prevailing Party.  If any legal action or other proceeding is brought for the enforcement of this Agreement or any other Transaction Documents, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement or any other Transaction Documents, the successful or prevailing party or parties shall be entitled to recover from the non-prevailing party, reasonable attorneys’ fees, court costs and all expenses, even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

(t)           Costs and Expenses.  The Pledgor agrees to pay to the Secured Party, upon demand, the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Secured Party and of any experts and agents, which the Secured Party may incur in connection with: (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement; (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral; (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder; or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.  Included in the foregoing shall be the amount of all expenses paid or incurred by Secured Party in consulting with counsel concerning any of its rights hereunder, under the Note or any other Transaction Documents or under applicable law, as well as such portion of Secured Party’s overhead as Secured Party shall allocate to collection and enforcement of the Obligations in Secured Party’s sole but reasonable discretion.  All such costs and expenses shall bear interest from the date of outlay until paid, at the highest rate set forth in the Note, or if none is so stated, the highest rate allowed by law.  The provisions of this Subsection shall survive the termination of this Agreement and Secured Party’s security interest hereunder and the payment of all Obligations.

(u)           Additional Collateral Pending Delivery of Pledged Shares.  The parties recognize that as a result of certain logistical issues, the certificates representing the Pledged Shares will not be delivered upon execution hereof.  In that regard, the parties have agreed that, as a condition to Secured Party’s obligation to fund the proceeds under the Note, V. Ravikanth (“Additional Pledgor”), shall, simultaneously with the execution of this Agreement and as a condition to funding under the Note, deliver to Escrow Agent a stock certificate in the name of Secured Party representing 2.85 million shares of the Company’s common stock, $.001 par value per share (the “Additional Pledged Shares”).  The Additional Pledged Shares shall be held by Escrow Agent pursuant to the terms of this Agreement.  In the event the Escrow Agent receives the certificate representing the Pledged Shares by the time requirements set forth in Section 8(g) above, then upon receipt of such Pledged Shares, Escrow Agent shall either: (i) return the Additional Pledged Shares to Additional Pledgor (together with customary stock powers executed by Secured Party for the purposes of transferring the Additional Pledged Shares back to Additional Pledgor); or (ii) otherwise deliver the Additional Pledged Shares to any other party (together with any required stock powers therefor) in accordance with other written instructions to be provided by Secured Party and Additional Pledgor to Escrow Agent.  Upon receipt of the Pledged Shares by Escrow Agent and return of the Additional Pledged Shares in accordance with this Section 16(u), any obligations of Additional Pledgor under this Agreement shall terminate.  In the event, however, Escrow Agent does not receive the Pledged Shares within the time frames required under Section 8(g) above, then the Additional Pledged Shares shall become part of the Pledged Shares hereunder and the Additional Pledgor shall become part of the Pledgor hereunder, as if Additional Pledgor and the Additional Pledged Shares were part of and included within the Pledgor and the Pledged Shares from the outset of this Agreement, and all references in this Agreement to the Pledgor and the Pledged Shares shall be deemed to include, apply to, and be binding upon the Additional Pledgor and the Additional Pledged Shares, even if the originally contemplated Pledged Shares are later delivered to Escrow Agent hereunder.  The parties agree and acknowledge that retention of the Additional Pledged Shares as part of the Pledged Shares as hereby contemplated shall not in any manner be construed as a waiver or release of any of Pledgor’s obligations under this Agreement, and Pledgor shall remain obligated to deliver the Pledged Shares as contemplated by this Agreement regardless of the delivery of the Additional Pledged Shares or the subsequent inclusion of Additional Pledgor and the Additional Pledged Shares to this Agreement.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

COMPANY:

By:	/s/ Mark Quinn
Name:	Mark LM Quinn
Title:	Executive Chairman
Date:	May 21, 2011

SECURED PARTY:

TCA GLOBAL CREDIT MASTER FUND, LP

By:	TCA Global Credit Fund GP, Ltd., its general partner

By:	/s/ Robert Press
Robert Press, Director
Date:	May 21, 2011

The undersigned Additional Pledgor hereby executed this Agreement and agrees to be bound to this Agreement to the extent set forth in Section 16(u) hereof.

/s/ V. Ravikanth
V. RAVIKANTH